Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-61916, 333-61672, 333-17011, 333-16635,
033-60607) of Community Bank System, Inc. of our report dated January 23, 2003 relating to the consolidated financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Syracuse, New York
March 20, 2003